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                                                                      Exhibit 24


                          LIMITED POWER OF ATTORNEY

         The undersigned, being a person or entity who will be subject to the reporting obligations of Section 16 of the Securities Exchange Act of 1934, as amended (the "Act"), with respect to securities of CVR Energy, Inc. (the "Corporation"), hereby constitutes and appoints each of Edmund S. Gross, James
T. Rens and Susan M. Ball as the undersigned's true and lawful attorney-in-fact and agent solely so as to permit the undersigned to file Forms 3, 4 and 5 with the Securities and Exchange Commission on the undersigned's behalf pursuant to
Section 16 of the Act, and the rules and regulations promulgated thereunder, or any successor laws and regulations, as a consequence of the undersigned's ownership, acquisition or disposition of equity securities of the Corporation, and to perform all acts necessary in order to file such forms as she shall deem appropriate. The undersigned hereby ratifies and confirms all that said attorneys-in-fact and agent shall do or cause to be done by virtue hereof.

         This Limited Power of Attorney shall remain in full force and effect unless earlier revoked by the undersigned in a writing delivered to the foregoing attorneys-in-fact.

         This Limited Power of Attorney is executed as of the date set forth below.


                            Steve A. Nordaker

                            By: /s/ Steve A. Nordaker

                            Dated: June 3, 2008